EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-238915, 333-250326, 333-271096, 333-252031 and 333-262402), Form S-8 (File No. 333-276584) and Form S-1 (File No. 333-277863) of our report dated November 26, 2024 with respect to the audited consolidated financial statements of Lexaria Bioscience Corp. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 26, 2024